UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2005

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 28, 2005, Rewards Network Inc. entered into a Third Amendment to Standard Office Building Lease (the “Third Amendment”) with 119 Partners, LLC. The Third Amendment amends the Standard Office Building Lease, dated May 11, 2001 (the “Lease”), as amended by the First Amendment to Standard Office Building Lease, dated July 24, 2002 (the “First Amendment”), and the Second Amendment to Standard Office Building Lease, dated January 24, 2005 (the “Second Amendment”). The Lease, as amended, is for the Corporation’s principal operations facility, comprised of 26,769 square feet of office space located at 11900 Biscayne Boulevard, Miami, Florida. The Third Amendment extends the term of the Lease to June 30, 2007 and increases the base rental rate to $50,191.88 per month. This summary is qualified in its entirety by reference to the Third Amendment, Second Amendment, First Amendment and the Lease, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Third Amendment to Standard Office Building Lease, dated June 28, 2005, between Rewards Network Inc. and 119 Partners, LLC

10.2	Second Amendment to Standard Office Building Lease, dated January 24, 2005, between Rewards Network Inc. and Biscayne Centre, LLC

10.3	First Amendment to Standard Office Building Lease, dated July 24, 2002, between Transmedia Network Inc. and Biscayne Centre, LLC

10.4	Standard Office Building Lease, dated May 11, 2001, between Transmedia Network Inc. and Biscayne Centre, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Kenneth R. Posner
Kenneth R. Posner
Senior Vice President, Finance and Administration, and Chief Financial Officer

Dated: July 5, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Third Amendment to Standard Office Building Lease, dated June 28, 2005, between Rewards Network Inc. and 119 Partners, LLC

10.2	Second Amendment to Standard Office Building Lease, dated January 24, 2005, between Rewards Network Inc. and Biscayne Centre, LLC

10.3	First Amendment to Standard Office Building Lease, dated July 24, 2002, between Transmedia Network Inc. and Biscayne Centre, LLC

10.4	Standard Office Building Lease, dated May 11, 2001, between Transmedia Network Inc. and Biscayne Centre, LLC